Exhibit 4.1

IHS MARKIT LTD.

as the Company

and

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Trustee

Senior Indenture

Dated as of July 23, 2018

TABLE OF CONTENTS

i

ii

iii

SENIOR INDENTURE, dated as of July 23, 2018, between IHS Markit Ltd., a Bermuda exempted company, as the Company, and Wells Fargo Bank, National Association, a national banking association, as Trustee.

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the issue from time to time of its senior debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the holders thereof, the Company and the Trustee mutually covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective holders from time to time of the Securities or of any and all series thereof as follows:

Article 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.      Definitions.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent, Depositary Custodian, transfer agent or Authenticating Agent.

“Applicable Procedures” means, with respect to any matter at any time relating to a Global Security, the rules, policies and procedures of the Depositary applicable to such matter.

“Bankruptcy Law” means Title 11, U.S. Code, as amended, or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board, unless otherwise noted.

“Board Resolution” means one or more resolutions of the Board of Directors, certified by the secretary or an assistant secretary to have been duly adopted and to be in full force and effect on the date of certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which the Trustee or banking institutions are authorized or required by law or regulation to close in The City of New York or London, with respect to any Security the interest on which is based on the offered quotations in the interbank Eurodollar market for dollar deposits in London, or with respect to Securities denominated in a specified currency other than United States dollars, in the principal financial center of the country of the specified currency.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible or exchangeable into such equity.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to any indenture supplemental hereto and thereafter means the successor.

“Company Order” means a written order or request of the Company, signed by an Officer of the Company, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee in respect of this Indenture shall, at any particular time, be administered, which office is, at the date of this Indenture, located at 150 East 42nd Street, 40th Floor, MAC J0161-403, New York, New York 10017, Attn: Corporate Trust Services, and for Agent services such office shall also mean the office or agency of the Trustee located at Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Seventh Floor, Minneapolis, MN 55415, or if at any time there is more than one Trustee, means the Corporate Trust Office of any such other Trustee with respect to the Securities of the applicable series.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Company pursuant to Section 2.03 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary”

shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of that series.

“Depositary Custodian” means the Trustee as custodian with respect to any Global Securities or any successor entity thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Security” means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.02, and bearing the legend prescribed in Section 2.02.

“Holder” or “Securityholder” means the registered holder of any Security.

“Indenture” means this Indenture as originally executed and delivered or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture and shall include the forms and terms of the Securities of each series established as contemplated pursuant to Sections 2.01 and 2.03.

“Officer” means, with respect to the Company, the chairman of the Board of Directors, the chief executive officer, the president, the chief financial officer, any executive vice president, senior vice president or vice president, the treasurer or any assistant treasurer or the secretary or any assistant secretary.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company. Each such certificate shall comply with Section 314 of the Trust Indenture Act, if applicable, and include (except as otherwise expressly provided in this Indenture) the statements provided in Section 10.04, if applicable.

“Opinion of Counsel” means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act, if applicable, and include the statements provided in Section 10.04, if and to the extent required thereby.

“original issue date” of any Security (or portion thereof) means the earlier of (a) the date of authentication of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.02.

“Periodic Offering” means an offering of Securities of a series from time to time, the specific terms of which Securities, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distributions of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of capital of any other class of such corporation.

“Principal” or “principal” of a Security means the principal amount of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“Responsible Officer” when used with respect to the Trustee, shall mean an officer of the Trustee in the Corporate Trust Office, having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary of the Company that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as it may be amended from time to time.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article 7 and thereafter shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt.

“Yield to Maturity” means, as the context may require, the yield to maturity (i) on a series of Securities or (ii) if the Securities of a series are issuable from time to time, on a Security of such series, calculated at the time of issuance of such series in the case of clause (i) or at the time of issuance of such Security of such series in the case of clause (ii), or, if applicable, at the most recent redetermination of interest on such series or on such Security, and calculated in accordance with the constant interest method or such other accepted financial practice as is specified in the terms of such Security.

Section 1.02.      Other Definitions. Each of the following terms is defined in the section set forth opposite such term:

Term	Section
Authenticating Agent	2.02
Cash Transaction	7.03
Dollars	4.02
Event of Default	6.01
mandatory sinking fund payment	3.05
optional sinking fund payment	3.05
Paying Agent	2.05
record date	2.04
Registrar	2.05
Security Register	2.05
self-liquidating paper	7.03
sinking fund payment date	3.05
tranche	2.14

Section 1.03.      Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following terms used in this Indenture that are defined by the Trust Indenture Act have the following meanings:

“indenture securities” means the Securities;

“indenture security holder” means a Holder or a Securityholder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company or any other obligor on the Securities.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

Section 1.04.      Rules of Construction. Unless the context otherwise requires:

(a)            words in the singular include the plural, and words in the plural include the singular;

(b)            “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(c)            all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

(d)            use of masculine, feminine or neuter pronouns should not be deemed a limitation, and the use of any such pronouns should be construed to include, where appropriate, the other pronouns.

Article 2
THE SECURITIES

Section 2.01.      Form and Dating. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the officers executing such Securities as evidenced by their execution of the Securities.

Section 2.02.      Execution And Authentication. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

The Trustee, at the expense of the Company, may appoint an authenticating agent (the “Authenticating Agent”) to authenticate Securities. The Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent.

A Security shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon a Company Order. In authenticating any Securities of a series, the Trustee shall be entitled to receive prior to the authentication of any Securities of such series, and (subject to Article 7) shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(a)            any Board Resolution and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities of that series were established;

(b)            an Officer’s Certificate setting forth the form or forms and terms of the Securities, stating that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture; and

(c)            an Opinion of Counsel substantially to the effect that the form or forms and terms of the Securities of such series have been, or, in the case of a Periodic Offering, will be when established in accordance with such procedures as shall be referred to therein, established in compliance with this Indenture and that this Indenture, the supplemental indenture, to the extent applicable, and Securities have been duly authorized and, if executed and authenticated in accordance with the provisions of the Indenture and delivered to and duly paid for by the purchasers thereof on the date of such opinion, would be entitled to the benefits of the Indenture and would be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights generally, general principles of equity, and covering such other matters as shall be specified therein and as shall be reasonably requested by the Trustee.

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Sections 2.01 and 2.02, if, in connection with a Periodic Offering, all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 2.01 or the written order, Officer’s Certificate and Opinion of Counsel otherwise required pursuant to Section 2.02 at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

With respect to Securities of a series offered in a Periodic Offering, the Trustee may rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof and the legality, validity, binding effect and enforceability thereof, upon the Opinion of Counsel and the other documents delivered pursuant to Sections 2.01 and 2.02, as applicable, in connection with the first authentication of Securities of such series.

If the Company shall establish pursuant to Section 2.03 that the Securities of a series or a portion thereof are to be issued in the form of one or more Global Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued in such form and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or its custodian or pursuant to such Depositary’s instructions and (iv) shall (unless provided otherwise in the form of such Security) bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.” The Trustee and each Agent are hereby authorized to act in accordance with such letter and Applicable Procedures with respect to Global Securities. The Company, the Trustee and each Agent shall be entitled to deal with any Depositary, and any nominee thereof, that is the Holder of any such Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, selection for redemption, the giving of notice to, or instructions, consents or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Company, the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of any such

Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such Depositary and any participant in such Depositary or between or among any such Depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security.

Section 2.03.      Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series and each such series shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Comapny. There shall be established in or pursuant to Board Resolution or one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series, subject to the last sentence of this Section 2.03,

(a)            the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities of all other series;

(b)            any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture and any limitation on the ability of the Company to increase such aggregate principal amount after the initial issuance of the Securities of that series (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, or upon redemption of, other Securities of the series pursuant hereto);

(c)            the date or dates on which the principal of the Securities of the series is payable (which date or dates may be fixed or extendible);

(d)            the rate or rates (which may be fixed or variable) per annum at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(e)            if other than as provided in Section 4.02, the place or places where the principal of and any interest on Securities of the series shall be payable, any Securities of the series may be surrendered for exchange, notices, demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(f)             the right, if any, of the Company to redeem Securities of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(g)            the obligation, if any, of the Company to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any of the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(h)            if other than denominations of $2,000 and any higher integral multiple of $1,000, the denominations in which Securities of the series shall be issuable;

(i)             if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(j)             if other than the coin or currency in which the Securities of the series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of the series shall be payable or if the amount of payments of principal of and/or interest on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;

(k)            if other than the currency of the United States of America, the currency or currencies, including composite currencies, in which payment of the Principal of and interest on the Securities of the series shall be payable, and the manner in which any such currencies shall be valued against other currencies in which any other Securities shall be payable;

(l)             whether the Securities of the series or any portion thereof will be issuable as Global Securities;

(m)             whether the Securities of the series may be exchangeable for and/or convertible into the common stock of the Company or any other security;

(n)            whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Securities rather than pay such additional amounts;

(o)            if the Securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(p)            any trustees, depositaries, authenticating or paying agents, transfer agents or the registrar, Depositary Custodians or any other agents with respect to the Securities of the series if other than the Trustee;

(q)            provisions, if any, for the defeasance of the Securities of the series (including provisions permitting defeasance of less than all Securities of the series),

which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing) the provisions of Article 8;

(r)             if the Securities of the series are issuable in whole or in part as one or more Global Securities, the identity of the Depositary or common Depositary for such Global Security or Securities;

(s)            any other Events of Default or covenants with respect to the Securities of the series; and

(t)             any other terms of the Securities of the series (which terms shall not be inconsistent with the provisions of this Indenture).

All Securities of any one series shall be substantially identical, except as to date and denomination, except in the case of any Periodic Offering and except as may otherwise be provided by or pursuant to the Board Resolution referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by or pursuant to such Board Resolution or in any such indenture supplemental hereto and any forms and terms of Securities to be issued from time to time may be completed and established from time to time prior to the issuance thereof by procedures described in such Board Resolution or supplemental indenture. No Board Resolution may affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise with respect to any series of Securities except as it may agree in writing.

Unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased.

Section 2.04.      Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable in denominations established as contemplated by Section 2.03 or, if not so established with respect to Securities of any series, in denominations of $2,000 and any higher integral multiple of $1,000. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the Officers of the Company executing the same may determine, as evidenced by their execution thereof.

Unless otherwise specified with respect to a series of Securities, each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest and shall be payable on the dates, established as contemplated by Section 2.03.

The person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date for such series, in which case the provisions of Section 2.13 shall apply. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, the fifteenth day next preceding such interest payment date, whether or not such record date is a Business Day.

Section 2.05.      Registrar and Paying Agent; Agents Generally. The Company shall maintain an office or agency where Securities may be presented for registration, registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”), which shall be in the contiguous United States. The Company shall cause the Registrar to keep a register of the Securities and of their registration, transfer and exchange (the “Security Register”). The Company may have one or more additional Paying Agents or transfer agents with respect to any series.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture and the Trust Indenture Act that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent and any change in the name or address of an Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company or any affiliate of the Company may act as Paying Agent or Registrar; provided that neither the Company nor an affiliate of the Company shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article 8.

The Company initially appoints the Trustee as Registrar, Paying Agent, Depositary Custodian, and Authenticating Agent. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee ten days prior to each interest payment date and at such other times as the Trustee may reasonably request the names and addresses of the Holders as they appear in the Security Register.

The Company shall be responsible for making calculations called for under the Securities, including but not limited to determination of redemption price, premium, if any, and any additional amounts or other amounts payable on the Securities. The Company will make the calculations in good faith and, absent manifest error, its calculations will be final and binding on the Holders. The Company will provide a schedule of its calculations to the Trustee when requested by the Trustee, and the Trustee is entitled to rely conclusively on the accuracy of the Company’s calculations without independent verification.

Section 2.06.      Paying Agent to Hold Money in Trust. Not later than 10:00 a.m. New York City time on each due date of any Principal or interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such Principal or interest. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders of such Securities or the Trustee all money held by the Paying Agent for the payment of Principal of and interest on such Securities and shall promptly notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any affiliate of the Company acts as Paying Agent, it will, on or before each due date of any Principal of or interest on any Securities, segregate and hold in a separate trust fund for the benefit of the Holders thereof a sum of money sufficient to pay such Principal or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee in writing of its action or failure to act as required by this Section.

Section 2.07.      Transfer and Exchange. At the option of the Holder thereof, Securities of any series (other than a Global Security, except as set forth below) may be exchanged for a Security or Securities of such series and tenor having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Company that shall be maintained for such purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

Upon surrender for registration of transfer of any Security of a series at the agency of the Company that shall be maintained for that purpose in accordance with Section 2.05 and upon payment, if the Company shall so require, of the charges hereinafter provided, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

All Securities presented for registration of transfer, exchange, redemption or payment shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction. Each Holder that is a transferor of a Security shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Notwithstanding any other provision of this Section 2.07, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.

If at any time the Depositary for any Global Securities of any series notifies the Company that it is unwilling or unable to continue as Depositary for such Global Securities or if at any time the Depositary for such Global Securities shall no longer be eligible under applicable law, the Company shall appoint a successor Depositary eligible under applicable law with respect to such Global Securities. If a successor Depositary eligible under applicable law for such Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Securities of such series and tenor, will authenticate and deliver certificated Securities of such series and tenor, in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Securities, in exchange for such Global Securities.

The Company may at any time and in its sole discretion and subject to the procedures of the Depositary determine that any Global Securities of any series shall no longer be maintained in global form. In such event the Company will execute, and the Trustee, upon receipt of the Company’s order for the authentication and delivery of definitive Securities of such series and tenor, will authenticate and deliver, certificated Securities of such series and tenor in any authorized denominations, in an aggregate principal amount equal to the principal amount of such Global Securities, in exchange for such Global Securities.

Any time the Securities of any series are not in the form of Global Securities pursuant to the preceding two paragraphs, the Company agrees to supply the Trustee with a reasonable supply of certificated Securities without the legend required by Section 2.02 and the Trustee agrees to hold such Securities in safekeeping until authenticated and delivered pursuant to the terms of this Indenture.

If established by the Company pursuant to Section 2.03 with respect to any Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series and tenor in definitive registered form on such terms as are acceptable to the Company and such Depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

(a)            to the Person specified by such Depositary new certificated Securities of the same series and tenor, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and

(b)            to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of certificated Securities authenticated and delivered pursuant to clause (a) above.

Certificated Securities issued in exchange for a Global Security pursuant to this Section 2.07 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or an agent of the Company or the Trustee. The Trustee or such agent shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered. In connection with any proposed transfer of Certificated Securities in exchange for Global Securities, the Company or the Depositary shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

The Registrar shall not be required (i) to issue, authenticate, register the transfer of or exchange Securities of any series for a period of 15 days before a selection of such Securities to be redeemed or (ii) to register the transfer of or exchange any Security selected for redemption in whole or in part.

Section 2.08.      Replacement Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver, in exchange for such mutilated Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of any of them harmless, and in the case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee and any agent of them of the destruction, loss or theft of such Security and the ownership thereof.

Upon the issuance of any new Security under this Section, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for any mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09.      Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those described in this Section as not outstanding and those that have been defeased pursuant to Section 8.05.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a holder in due course.

If the Paying Agent (other than the Company or an affiliate of the Company) holds on the maturity date or any redemption date or date for repurchase of the Securities money sufficient to pay Securities payable or to be redeemed or repurchased on that date, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

A Security does not cease to be outstanding because the Company or one of its affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities as to which a Responsible Officer of the Trustee has received written notice to be so owned shall be so disregarded. Any Securities so owned which are pledged by the Company, or by any affiliate of the Company, as security for loans or other obligations, otherwise than to another such affiliate of the Company, shall be deemed to be outstanding, if the pledgee is entitled pursuant to the terms of its pledge agreement and is free to exercise in its or his discretion the right to vote such securities, uncontrolled by the Company or by any such affiliate.

Section 2.10.      Temporary Securities. Until definitive Securities of any series are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities of such series. Temporary Securities of any series shall be substantially in the form of definitive Securities of such series but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive

Securities of any series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series and tenor upon surrender of such temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of such series and tenor and authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 2.11.      Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar, any transfer agent and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel and dispose of in accordance with its customary procedures all Securities surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.12.      CUSIP Numbers. The Company in issuing the Securities may use “CUSIP,” “ISIN” and/or “CINS” numbers (if then generally in use), and the Trustee shall use CUSIP numbers, ISIN numbers or CINS numbers, as the case may be, in notices as a convenience to Holders and no representation shall be made as to the correctness of such numbers either as printed on the Securities or as contained in any notice, that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.13.      Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest plus (to the extent lawful) any interest payable on the defaulted interest (as may be specified in the terms thereof, established pursuant to Section 2.03) to the Persons who are Holders on a subsequent special record date, which shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before such special record date, the Company shall deliver to each Holder of such Securities and to the Trustee a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.14.      Series May Include Tranches. A series of Securities may include one or more tranches (each a “tranche”) of Securities, including Securities issued in a Periodic Offering. The Securities of different tranches may have one or more different terms, including authentication dates and public offering prices, but all the Securities within each such tranche shall have identical terms, including authentication date and public offering price. Notwithstanding any other provision of this Indenture, with respect to Sections 2.02 (other than the fourth, sixth and seventh paragraphs thereof) through 2.04, 2.07, 2.08, 2.10, 3.01 through 3.09, 4.02, 6.01 through 6.14, 9.02 and 10.07, if any series of Securities includes more than one tranche, all provisions of such sections applicable to any series of Securities shall be deemed equally applicable to each tranche of any series of Securities in the same manner as though originally designated a series unless otherwise provided with respect to such series or tranche pursuant to Section 2.03. In particular, and without limiting the scope of the next preceding sentence, any of the provisions of such sections which provide for or permit action to be taken with respect to a series of Securities shall also be deemed to provide for and permit such action to be taken instead only with respect to Securities of one or more tranches within that series (and such provisions shall be deemed satisfied thereby), even if no comparable action is taken with respect to Securities in the remaining tranches of that series.

Article 3
REDEMPTION

Section 3.01.      Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.03 for Securities of such series.

Section 3.02.      Notices to Trustee. If the Company elects to redeem the Securities of any series pursuant to the terms thereof and this Article 3, it shall furnish to the Trustee, at least three Business Days before notice of redemption is required to be mailed or sent to holders pursuant to Section 3.04 but not more than 60 days before a redemption date (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate setting forth (1) the redemption date, (2) the principal amount of the Securities to be redeemed and (3) the redemption price, if then ascertainable. If the redemption price is not known at the time such notice is to be given, the actual redemption price calculated as described in the terms of the Securities will be set forth in an Officer’s Certificate delivered to the Trustee no later than two Business Days prior to the redemption date.

Section 3.03.      Selection of Securities to Be Redeemed.

(a)            If the Company is redeeming fewer than all the Securities of a series at any time, the Trustee shall select the Securities of such series on a pro rata basis by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate; provided, however, that Global Securities will be selected in accordance with the applicable procedures of the Depositary. In the event of partial redemption or purchase by lot, the particular Securities to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 15 days nor more than 60 days prior to the redemption date by the Trustee from the then outstanding Securities of such series not previously called for redemption or purchase.

(b)            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption or purchase and, in the case of any Security selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Securities and portions of Securities selected shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption or purchase also apply to portions of Securities called for redemption or purchase.

(c)            After the redemption date or purchase date, upon surrender of a Security to be redeemed or purchased in part only, a new Security or Securities in principal amount equal to the unredeemed or unpurchased portion of the original Security, representing the same debt to the extent not redeemed or not purchased, shall be issued in the name of the holder of the Securities upon cancellation of the original Security (or appropriate book entries shall be made to reflect such partial redemption).

Section 3.04.      Notice of Redemption.

(a)            The Company shall mail or deliver by electronic transmission in accordance with the applicable procedures of the Depositary, or cause to be mailed (or delivered by electronic transmission in accordance with the applicable procedures of the Depositary) notices of redemption of Securities not less than 15 days but not more than 60 days before the redemption date to each Holder whose Securities are to be redeemed pursuant to this Article at such holder’s registered address or otherwise in accordance with the applicable procedures of the Depositary, except that redemption notices may be mailed or sent more than 60 days prior to a redemption date if the notice is issued in connection with Article 8.

(b)            The notice shall identify the Securities to be redeemed (including CUSIP and ISIN number, if applicable) and shall state:

(i)            the redemption date;

(ii)           the redemption price, including the portion thereof representing any accrued and unpaid interest; provided that if the redemption price is not known at the time such notice is to be given, the notice shall state the manner of calculation thereof;

(iii)          if any Security is to be redeemed in part only, the portion of the principal amount of that Security that is to be redeemed;

(iv)          the name and address of the Paying Agent;

(v)           that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi)          that, unless the Company defaults in making such redemption payment, interest on Securities called for redemption ceases to accrue on and after the redemption date;

(vii)         the paragraph or subparagraph of the Securities or Section of this Indenture or the applicable supplemental indenture pursuant to which the Securities called for redemption are being redeemed;

(viii)        that no representation is made as to the correctness or accuracy of the CUSIP or ISIN number, if any, listed in such notice or printed on the Securities; and

(ix)           if applicable, any condition to such redemption.

(c)            At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least three Business Days before notice of redemption is required to be sent or caused to be sent to holders pursuant to this Section 3.04 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the notice to be given as an exhibit thereto.

Section 3.05.      Effect of Notice of Redemption. Once notice of redemption is mailed or sent in accordance with Section 3.04, Securities called for redemption become irrevocably due and payable on the redemption date at the redemption price, subject to any condition stated therein. The notice, if mailed or delivered by electronic transmission in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect in the notice to the holder of any Security designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Security. Subject to Section 3.06, on and after the redemption date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless subject to a condition precedent that has not been satisfied. If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee prior to the close of business at least two Business Days prior to the redemption date (unless a shorter period shall be agreed to by the Trustee). Upon receipt of such notice, the notice of redemption shall be rescinded and the redemption of the series of Securities shall not occur. Upon receipt, the Trustee shall provide such notice to each Holder of the Securities that were to be redeemed in the same manner in which the notice of redemption was given.

Section 3.06.      Deposit of Redemption or Purchase Price.

(a)            No later than 11:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Securities to be redeemed or purchased on that date. If a Security is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the holder of record on such Record Date. The Paying Agent shall promptly mail (or wire transfer if applicable) to each holder whose Securities are to be redeemed or repurchased the applicable redemption or purchase price thereof and accrued and unpaid interest thereon. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Securities to be redeemed or purchased.

(b)            If the Company complies with the provisions of Section 3.06(a), on and after the redemption or purchase date, interest shall cease to accrue on the Securities or the portions of Securities called for redemption or purchase. If a Security is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date in respect of such Security will be paid on such redemption or purchase date to the Person in whose name such Security is registered at the close of business on such Record Date. If any Security called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with Section 3.06(a), interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and, to the extent lawful, on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

Section 3.07.      Securities Redeemed or Purchased in Part. Upon surrender of a Security that is redeemed or purchased in part, the Company shall issue and, upon receipt of an Authentication Order, the Trustee shall promptly authenticate and mail to the Holder (or cause to be transferred by book entry) at the expense of the Company a new

Security equal in principal amount to the unredeemed or unpurchased portion of the Security surrendered representing the same debt to the extent not redeemed or purchased; provided that each new Security shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Security.

Section 3.08.      Exclusion of Certain Securities from Eligibility for Selection for Redemption. Unless otherwise provided with respect to any series of Securities, Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Company or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

Section 3.09.      Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Company may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except through a mandatory sinking fund payment) by the Company or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Company and delivered to the Trustee for cancellation pursuant to Section 2.11, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Company at the option of the Company pursuant to the terms of such Securities or through any optional sinking fund payment. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

On or before the sixtieth day next preceding each sinking fund payment date for any series, or such shorter period as shall be acceptable to the Trustee, the Company will deliver to the Trustee an Officer’s Certificate (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of specified Securities of such series and the basis for such credit, (b) stating that none of the specified Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Company intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Company intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Company to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.11 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Company shall become unconditionally obligated to make all the cash payments or delivery of Securities therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Company, on or before any such sixtieth day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Company (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Company will make no optional sinking fund payment with respect to such series as provided in this Section.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Company shall so request with respect to the Securities of any series), such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price thereof together with accrued interest thereon to the date fixed for redemption. If such amount shall be $50,000 (or such lesser sum) or less and the Company makes no such request then it shall be carried over until a sum in excess of $50,000 (or such lesser sum) is available. The Trustee shall select, in the manner provided in Section 3.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Company) inform the Company of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such Officer’s Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. The Trustee, in the name and at the expense of the Company (or the Company, if it shall so request the Trustee in writing) shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 3.02 (and with the effect provided in Section 3.03) for the redemption of Securities of such series in part at the option of the Company. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the Principal of, and interest on, the Securities of such series at maturity.

On or before 10:00 a.m. New York City time on each sinking fund payment date, the Company shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or deliver any notice of redemption of Securities of such series by operation of the sinking fund during the continuance of a Default in payment of interest on such Securities or of any Event of Default except that, where the delivery of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such Default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such Default or Event of Default, be deemed to have been collected under Article 6 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 6.04 or the Default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

Article 4
COVENANTS

Section 4.01.      Payment of Securities. The Company shall pay the Principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. The interest on Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to the Holders thereof (subject to Section 2.04) and at the option of the Company may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security Register of the Company. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or one of its Subsidiaries, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

Notwithstanding any provisions of this Indenture and the Securities of any series to the contrary, if the Company and a Holder of any Security so agree, payments of interest on, and any portion of the Principal of, such Holder’s Security (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal on such Security) shall be made by the Paying Agent, upon receipt from the

Company of immediately available funds by 11:00 A.M., New York City time (or such other time as may be agreed to between the Company and the Paying Agent), directly to the Holder of such Security (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal, surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered. The Trustee shall be entitled to rely on the last instruction delivered by the Holder pursuant to this Section 4.01 unless a new instruction is delivered 15 days prior to a payment date. The Company will indemnify and hold each of the Trustee and any Paying Agent harmless against any loss, liability or expense (including attorneys’ fees) resulting from any act or omission to act on the part of the Company or any such Holder in connection with any such agreement or from making any payment in accordance with any such agreement.

The Company shall pay interest on overdue Principal, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Securities.

Section 4.02.      Maintenance of Office or Agency. The Company will maintain in the United States of America, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company hereby initially designates the Corporate Trust Office as such office or agency of the Company. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 10.02.

The Company may also from time to time designate one or more other offices or agencies where the Securities of any series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03.      Securityholders’ Lists. The Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act of 1939 (a) semi-annually not more than 15 days after each record date for the payment of semi-annual interest on the Securities, as hereinabove specified, as of such record date, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished, provided that as long as the Trustee is the registrar for the Securities, no such list shall be required to be furnished. The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act. Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of any disclosure of information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act.

Section 4.04.      Certificate to Trustee. The Company will furnish to the Trustee annually, on or before a date not more than four months after the end of its fiscal year (which, on the date hereof, is a calendar year), a brief certificate (which need not contain the statements required by Section 10.04) from its principal executive, financial or accounting officer as to his or her knowledge of the compliance of the Company with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture) which certificate shall comply with the requirements of the Trust Indenture Act.

Section 4.05.      Reports by the Company.

(a)            Notwithstanding that the Company may not be subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall file with the Commission and make available to the Trustee and Holders within 15 days after the Company would be required to file with the Commission such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections; provided, however, that the Company shall not be so obligated to file such reports with the Commission if the Commission does not permit such filing, in which event the Company shall make available such information to the Trustee and Holders within 15 days after the time the Company would be required to file such information with the Commission if it were a U.S. corporation subject to Sections 13 or 15(d) of the Exchange Act; provided, further, that in no event shall such reports be required to contain the separate financial information contemplated by Rule 3-10 or Rule 3-16 under Regulation S-X promulgated by the SEC (or any successor provision).

(b)            The Trustee shall have no responsibility to ensure that such filing has occurred. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of the covenants under this Indenture or the Securities (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The Company shall be deemed to have furnished such reports referred to in this Section 4.05 to the Trustee and Holders if either the Company or any of its direct or indirect parent companies that provides a Guarantee of the Securities has filed such reports with the Commission via the EDGAR filing system and such reports are publicly available.

(c)            In the event any direct or indirect parent company of the Company provides a guarantee of the Securities, the Company may satisfy its obligations under this Section 4.05 by providing consolidated financial information relating to such parent.

Article 5
[INTENTIONALLY OMITTED]

Article 6
DEFAULT AND REMEDIES

Section 6.01.      Events of Default. An “Event of Default” shall occur with respect to the Securities of any series if:

(a)            a default in the payment of interest on such series of Securities when due, continued for 30 days;

(b)            a default in the payment of principal on any Security of such series when due at Stated Maturity, upon redemption, upon required purchase, upon declaration of acceleration or otherwise;

(c)            the failure by the Company or any direct or indirect parent company that provides a Guarantee of the Securities of such series to comply for 120 days after notice with any of its obligations set forth in Section 4.05;

(d)            the failure by the Company or any Guarantor to comply for 60 days after notice with its other agreements contained in this Indenture or the relevant supplemental indenture governing such series of Securities;

(e)

(i)            the Company or a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)            commences voluntary proceedings to be adjudicated bankrupt or insolvent;

(B)            consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking an arrangement of debt, reorganization, dissolution, winding up or relief under applicable Bankruptcy Law;

(C)            consents to the appointment of a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(D)            makes a general assignment for the benefit of its creditors.

(ii)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or any Significant Subsidiary in a proceeding in which the Company or any Significant Subsidiary, is to be adjudicated bankrupt or insolvent;

(B)            appoints a receiver, interim receiver, receiver and manager, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary, or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C)            orders the liquidation, dissolution or winding up of the Company or any Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

(f)             any other Event of Default established pursuant to Section 2.03 with respect to the Securities of such series occurs.

Section 6.02.      Acceleration. (a) If an Event of Default occurs and is continuing with respect to a series of Securities, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such series may declare the Principal of and accrued but unpaid interest, if any, and premium, if any, on all the Securities of such series to be due and payable. Upon such declaration, such principal, interest and premium, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) occurs and is continuing, the Principal of and interest (and premium, if any) on all the Securities will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal amount of the then outstanding Securities of a series by written notice to the Trustee on behalf of all of the Holders of such series of Securities may rescind any such acceleration with respect to the Securities of such series and its consequences.

(b)            Subject to Article 7, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders of the Securities of a series unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of this Indenture.

Section 6.03.      Other Remedies. If an Event of Default occurs and is continuing with respect to a series of Securities, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Securities of such series or to enforce the performance of any provision of such Securities or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of such Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of a Security in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.      Waiver of Past Defaults. The holders of a majority in Principal amount of the outstanding Securities of a series by written notice to the Trustee may on behalf of all Holders of such Securities waive any existing Default and its consequences hereunder, except:

(a)            a continuing Default in the payment of the principal or interest on any Security of such series held by a non-consenting holder; and

(b)            a Default with respect to a provision that under Section 9.02 cannot be amended without the consent of each Holder affected,

provided that, subject to Section 6.06, the holders of a majority in Principal amount of the then outstanding Securities of such series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, provided the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel have been paid. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.      Control by Majority. The holders of a majority in Principal amount of the outstanding Securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) or that would involve the Trustee in personal liability.

Section 6.06.      Limitation on Suits. Subject to Section 6.07, no Holder may pursue any remedy with respect to this Indenture or the Securities of a series unless:

(a)            such Holder has previously given the Trustee notice that an Event of Default is continuing with respect to such Securities;

(b)            Holders of at least 25% in Principal amount of the then outstanding Seurities of such series have requested the Trustee to pursue the remedy;

(c)            such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e)            Holders of a majority in principal amount of the then outstanding Securities of such series have not given the Trustee a written direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another holder or to obtain a preference or priority over another holder.

Section 6.07.      Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the contractual right of any Holder of a Security to institute suit for the enforcement of any payment of Principal, premium, if any, and interest on or with respect to its Security, on or after the respective due dates expressed or provided for in such Security, shall not be impaired or affected without the consent of such Holder.

Section 6.08.      Collection Suit by Trustee. If an Event of Default with respect to the Securities of any series in payment of Principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount (or such portion thereof as specified in the terms established pursuant to Section 2.03 of Original Issue Discount Securities) of Principal of, and accrued interest remaining unpaid on, together with interest on overdue Principal of, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest on, the Securities of such series, in each case at the rate or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, and such further amount as shall be sufficient to cover all amounts owing the Trustee under Section 7.07.

Section 6.09.      Trustee May File Proofs of Claim. The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Securities allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities, including any Guarantors), its creditors or its property and is entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims. Any custodian in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due to it for the reasonable fees and expenses of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such fees and expenses of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder any plan of reorganization, arrangement, adjustment or composition affecting the

Securities or the rights of any holder, or to authorize the Trustee to vote in respect of the claim of any holder in any such proceeding.

Section 6.10.      Priorities. Any moneys or property collected by the Trustee pursuant to this Article, and after an Event of Default any moneys or property distributable in respect of the Company’s obligations under this Indenture, in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Securities in respect of which moneys have been collected and noting thereon the payment, or issuing Securities of such series and tenor in reduced principal amounts in exchange for the presented Securities of such series and tenor if only partially paid, or upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 7.07 applicable to the Securities of such series in respect of which moneys or property have been collected or distributed;

SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for Principal and interest, with interest upon the overdue Principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such Principal and interest or Yield to Maturity, without preference or priority of Principal over interest or Yield to Maturity, or of interest or Yield to Maturity over Principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such Principal and accrued and unpaid interest or Yield to Maturity; and

FOURTH: To the payment of the remainder, if any, to the Company or any other person lawfully entitled thereto.

Section 6.11.      Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.12.      Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect to the Securities of any series, a court may require any party litigant in such suit (other than the Trustee) to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by a Holder pursuant to Section 6.07, a suit instituted by the Trustee or a suit by Holders of more than 10% in principal amount of the outstanding Securities of such series.

Section 6.13.      Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Securities in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14.      Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Article 7
TRUSTEE

Section 7.01.      General. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be required to give any bond or surety in respect of the performance of its powers or duties hereunder. The permissive rights or powers of the Trustee to do things enumerated in this Indenture shall not be construed as a duty of the Trustee. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 7.

Section 7.02.      Certain Rights of Trustee. Subject to Trust Indenture Act Sections 315(a) through (d):

(a)            the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, Officer’s Certificate, Opinion of Counsel (or both), statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person or persons. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine in good faith to make such further inquiry or investigation, it will be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(b)            before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, which shall conform to Section 10.04 and shall cover such other matters as the Trustee may reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion. Subject to Sections 7.01 and 7.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof;

(c)            the Trustee may act through its attorneys and agents not regularly in its employ and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care;

(d)            any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Order, an Officer’s Certificate or in writing signed by an Officer (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(f)             the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.05 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(g)            the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(h)            prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, Officer’s Certificate, Opinion of Counsel, Board Resolution, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require security or indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding;

(i)             the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to furnish the Trustee with Officer’s Certificates, Company Orders and any other matters or directions pursuant to this Indenture;

(j)             in no event shall the Trustee be responsible or liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)            the rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, each Agent, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(l)             the Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default hereunder unless a Responsible Officer has actual knowledge thereof or the Trustee shall be specifically notified in writing of such Default or Event of Default by the Company or by the Holders of at least 25% of the aggregate principal amount of the Securities of the applicable series by written notice of such Default or Event of Default sent to the Trustee in accordance with Section 12.02, and such notice references the Securities and this Indenture.

Section 7.03.      Individual Rights of Trustee. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311, excluding any creditor relationship listed in Trust Indenture Act Section 311(b). To the extent permitted by the Trust Indenture Act, the Trustee shall not be deemed to have a conflicting interest with respect to Securities of any series under this Indenture or any other indenture of the Company by virtue of being a trustee under this Indenture with respect to any particular series of Securities. For purposes of Trust Indenture Act Section 311(b)(4) and (6), the following terms shall mean:

(a)            “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)            “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.      Trustee’s Disclaimer. The recitals contained herein and in the Securities (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to and shall not be responsible for the validity or adequacy of this Indenture or the Securities and (b) shall be accountable for the Company’s use or application of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, and it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee. The Trustee shall not be bound to ascertain or inquire as to the performance, observance, or breach of any covenants, conditions, representations, warranties or agreements on the part of the Company. Under no circumstances shall the

Trustee be liable in its individual capacity for the obligations evidenced by the Securities. The Trustee shall have no obligation to pursue any action that is not in accordance with applicable law. The Trustee makes no representation as to and shall not be responsible for any statement or recital herein or any statement in any document in connection with the sale of the Securities.

Section 7.05.      Notice of Default. If any Default with respect to the Securities of any series occurs and is continuing and if such Default is known to the actual knowledge of a Responsible Officer with the Corporate Trust Department of the Trustee, the Trustee shall give to each Holder of Securities of such series notice of such Default within 90 days after it occurs to all Holders of Securities of such series in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, unless such Default shall have been cured or waived before the delivery of such notice; provided, however, that, except in the case of a Default in the payment of the Principal of or interest on any Security, the Trustee shall be protected in withholding such notice if the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 7.06.      Reports by Trustee to Holders. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15 following the date of this Indenture and the first issuance of Securities, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a). The Trustee shall comply with Section 313(b) to the extent applicable.

A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any stock exchange.

Section 7.07.      Compensation and Indemnity. The Company shall pay to the Trustee such compensation as shall be agreed upon in writing from time to time for its services. The compensation of the Trustee shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee and any predecessor Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee or such predecessor Trustee. Such expenses shall include the reasonable compensation and expenses of the Trustee’s or such predecessor Trustee’s agents, counsel and other persons not regularly in their employ.

The Company shall indemnify the Trustee and any predecessor Trustee for, and hold them harmless against, any loss, liability, damage, claim, fee, cost, or expense incurred by them without negligence or willful misconduct on their part as finally adjudicated by a court of competent jurisdiction arising out of or in connection with the acceptance or administration of this Indenture and the Securities or the issuance of the Securities or of series thereof or the trusts hereunder and the performance of duties under this Indenture and the Securities, including the costs and expenses of defending themselves against or investigating any claim or liability and of complying with any process served upon them or any of their officers in connection with the exercise or performance of any of their powers or duties under this Indenture and the Securities including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07), defending itself against any claim (whether asserted by the Company, any Holder, or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Securities, and including reasonable attorneys’ fees and expenses and court costs incurred in connection with any action, claim or suit brought to enforce the Trustee’s right to compensation, reimbursement or indemnification. All indemnifications and releases from liability granted hereunder to the Trustee shall extend to its officers, directors, employees, agents, attorneys, custodians, successors and assigns.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay Principal of, and interest on particular Securities.

The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or the removal of the Trustee, the satisfaction and discharge of this Indenture, or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim. Without prejudice to any other rights available to the Trustee under applicable law, if the Trustee renders services and incurs expenses following an Event of Default under Section 6.01(d) or Section 6.01(e) hereof, the parties hereto and the holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law. “Trustee” for the purposes of this Section 7.07 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08.      Replacement of Trustee. A resignation or removal of the Trustee as Trustee with respect to the Securities of any series and appointment of a successor Trustee as Trustee with respect to the Securities of any series shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign as Trustee with respect to the Securities of any series at any time by so notifying the Company in writing not less than 30 days prior to the effective date of such resignation. The Holders of a majority in principal amount of the outstanding Securities of any series may remove the Trustee as Trustee with respect to the Securities of such series by so notifying the Trustee in writing not less than 30 days prior to the effective date of such removal and may appoint a successor Trustee with respect thereto with the consent of the Company. The Company may remove the Trustee as Trustee with respect to the Securities of any series not less than 30 days prior to the effective date of such removal if: (i) the Trustee is no longer eligible under Section 7.11 of this Indenture; (ii) the Trustee is adjudged a bankrupt or insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed as Trustee with respect to the Securities of any series, or if a vacancy exists in the office of Trustee with respect to the Securities of any series for any reason, the Company shall promptly appoint a successor Trustee with respect thereto. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities of such series may appoint a successor Trustee in respect of such Securities to replace the successor Trustee appointed by the Company. If the successor Trustee with respect to the Securities of any series does not deliver its written acceptance required by Section 7.09 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect thereto.

The Company shall give notice of any resignation and any removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee in respect of the Securities of such series to all Holders of Securities of such series. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Notwithstanding replacement of the Trustee with respect to the Securities of any series pursuant to this Section 7.08 and Section 7.09, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.      Acceptance of Appointment by Successor. In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges and subject to the lien provided for in Section 7.07, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article and qualified under Section 310(b) of the Trust Indenture Act.

Section 7.10.      Successor Trustee By Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein.

Section 7.11.      Eligibility. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Section 310(a). The Trustee shall have a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.12.      Money Held in Trust. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8 of this Indenture.

Article 8
[INTENTIONALLY OMITTED]

Article 9
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.      Without Consent of Holders. Notwithstanding Section 9.02, without the consent of any Holder of Securities, the Company, any guarantor and the Trustee may amend or supplement this Indenture or the Securities:

(a)            to cure any ambiguity, omission, defect or inconsistency, as determined in good faith by the Company;

(b)            to provide for the assumption by a successor Person of the obligations of the Company or any guarantor under this Indenture;

(c)            to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code);

(d)            to add guarantees with respect to the Notes, including any Guarantees, or to secure the Notes;

(e)            to add to the covenants of the Company or any Subsidiary for the benefit of the Holders of the Securities or to surrender any right or power conferred upon the Company or any Subsidiary;

(f)             to make any change that does not materially adversely affect the rights of any Holder of the Securities, as determined in good faith by the Company;

(g)            to comply with any requirement of the Commission in connection with any required qualification of this Indenture under the Trust Indenture Act;

(h)            to conform the text of this Indenture, any guarantees of a series of Securities or the Securities of such series to any provision of the “Description of Notes” (or similar section) of the offering document for such series of Securities, as determined in good faith by the Company;

(i)             to provide for successor trustees or to add to or change any provisions to the extent necessary to appoint a separate trustee for the Securities of a series;

(j)             to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Securities as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Securities of a series, or, if incurred in compliance with this Indenture, Additional Notes; provided, however, that (1) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (2) such amendment does not materially and adversely affect the rights of holders to transfer Notes, as determined in good faith by the Company; or

(k)            to establish the form or forms or terms of Securities of any series as permitted by Section 2.03.

Section 9.02.      With Consent of Holders. Except as provided in Section 9.01 and this Section 9.02, this Indenture may be amended with the consent of the Holders of a majority in Principal amount of the Securities of any series then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Securities of such series) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in Principal amount of the Securities of such series then outstanding. However, without the consent of each Holder of an outstanding Security affected thereby, an amendment or waiver may not:

(a)            reduce the rate of or extend the time for payment of interest on any Security of such series;

(b)            reduce the Principal of or extend the Stated Maturity of any Security of such series;

(c)            change the optional redemption dates or prices or calculations from those described under Article 3 or in the supplemental indenture relating to such series of Securities;

(d)            make any Security payable in money other than that stated in the Security;

(e)            amend the contractual right expressly set forth in this Indenture or the Securities of any Holder of the Securities to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities after any Interest Payment Date, Stated Maturity or any redemption date, as applicable;

(f)             make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

(g)            make any change in the ranking or priority of any Security or guarantee thereof that would adversely affect the Holders; or

(h)            release any Guarantor from its Guarantee, except as provided for in this Indenture and the relevant supplemental indenture.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for the consent of any Holder under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall give to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will deliver supplemental indentures to Holders upon request. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

Section 9.03.      Revocation and Effect of Consent. Until an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the Security of the consenting Holder, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of its Security. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective with respect to any Securities affected thereby on receipt by the Trustee of written consents from the requisite Holders of outstanding Securities affected thereby.

The Company may, but shall not be obligated to, fix a record date (which may be not less than five nor more than 60 days prior to the solicitation of consents) for the purpose of determining the Holders of the Securities of any series affected entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the immediately preceding paragraph, those Persons who were such Holders at such record date (or their duly designated proxies) and only those Persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be such Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

After an amendment, supplement or waiver becomes effective with respect to the Securities of any series affected thereby, it shall bind every Holder of such Securities unless it is of the type described in any of clauses (a) through (h) of Section 9.02. In case of an amendment or waiver of the type described in clauses (a) through (h) of Section 9.02, the amendment or waiver shall bind each such Holder who has consented to it and every subsequent Holder of a Security that evidences the same indebtedness as the Security of the consenting Holder.

Section 9.04.      Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of any Security, the Trustee may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Security of such series thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security of the same series and tenor that reflects the changed terms.

Section 9.05.      Trustee to Sign Amendments, Etc. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 9 is authorized or permitted by this Indenture, stating that all requisite consents have been obtained or that no consents are required and stating that such supplemental indenture constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to customary exceptions. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.06.      Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article 9 shall conform to the requirements of the Trust Indenture Act as then in effect.

Article 10
MISCELLANEOUS

Section 10.01.  Trust Indenture Act of 1939. This Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.

Section 10.02.  Notices. Any notice or communication shall be sufficiently given if written and (a) if delivered in person when received or (b) if mailed by first class mail 5 days after mailing, or (c) as between the Company and the Trustee if sent by facsimile transmission, when transmission is confirmed, in each case addressed as follows:

if to the Company:

IHS Markit Ltd.
4th Floor, Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
United Kingdom
Attention: General Counsel’s Office

Copy to: Corporate Treasury
15 Inverness Way East

Englewood, CO 80112 USA
Attention: Grant Nicholson

if to the Trustee:

Wells Fargo Bank, National Association

150 East 42nd Street, 40th Floor

New York, New York 10017

Attn: Corporate Trust Services

Facsimile: (917) 260-1594

The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications. Notice to the Trustee shall be effective only if such receipt is acknowledged.

Any notice or communication shall be sufficiently given to Holders by mailing to such Holders at their addresses as they shall appear on the Security Register. Notice mailed shall be sufficiently given if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time. Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption or repurchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with Applicable Procedures.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this Section 10.02, it is duly given, whether or not the addressee receives it.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 10.03.  Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)            an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.04.  Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than the certificate required by Section 4.04) shall include:

(a)            a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

(c)            a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 10.05.  Evidence of Ownership. The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security Register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

Section 10.06.  Rules by Trustee, Paying Agent or Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

Section 10.07.  Payment Date Other Than a Business Day. Except as otherwise provided with respect to a series of Securities, if any date for payment of Principal or interest on any Security shall not be a Business Day at any place of payment, then payment of Principal of or interest on such Security, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day at any place of payment with the same force and effect as if made on such date and no interest shall accrue in respect of such payment for the period from and after such date.

Section 10.08.  Governing Law. The laws of the State of New York shall govern this Indenture and the Securities.

Section 10.09.  No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture or loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture or agreement may not be used to interpret this Indenture.

Section 10.10.  Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.11.  Duplicate Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 10.12.  Separability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13.  Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 10.14.  Incorporators, Stockholders, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any indenture supplemental hereto, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

Section 10.15.  Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.16.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or other unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.17.  Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 10.18. Agent for Service. The Company irrevocably appoints Markit North America, Inc., located at 620 Eighth Avenue, 35th Floor, New York, New York 10018, Attention: General Counsel, as their authorized agent (the “Authorized Agent”) in the Borough of Manhattan in the City of New York upon which process may be served in any Related Proceedings, and agree that service of process in any manner permitted by applicable law in any such suit or proceeding may be made upon it at the office of such Authorized Agent. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect for so long as the Notes remain outstanding. The Company agrees that service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company, as applicable.

Section 10.19 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may reasonably request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.

IHS Markit Ltd. as the Company
By:	/s/ Todd Hyatt
Name: Todd Hyatt
Title: EVP, Chief Financial Officer

Wells Fargo Bank, National Association, as the Trustee
By:	/s/ Gregory S. Clarke
Name: Gregory S. Clarke
Title: Vice President